UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 22, 2017
DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)
(858) 726-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On December 22, 2017, DMS Heath Technologies, Inc. (“DMS”), an indirect wholly owned subsidiary of Digirad Corporation (“Digirad” or the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and between DMS and Philips North America LLC (“Philips”), pursuant to which DMS agreed sell to Philips, for purchase price of $8,000,000 (the “Purchase Price”), all of DMS’ customer contracts (the “Assigned Contracts”) relating to its post-warranty service business (the “Transaction”). The Purchase Price is subject to certain post-closing adjustments and upon closing the Transaction a portion of the Purchase Price ($500,000) will be held in escrow to satisfy the indemnification obligations of DMS under the Purchase Agreement.

The completion of the Transaction is subject to customary closing conditions. The Transaction is not subject to approval by the Company’s stockholders. The Purchase Agreement includes customary representations and warranties and imposes certain indemnification and other customary post-closing obligations on DMS and Philips. DMS and its affiliates are also subject to certain non-competition obligations as more fully set forth in the Purchase Agreement.

The Purchase Agreement provides DMS and Philips with certain termination rights, including if the closing of the Transaction has not occurred by February 7, 2018, or such later date as mutually agreed to in writing by DMS and Philips.

Prior to entering into the Purchase Agreement, DMS was party to certain agreements with Philips’ affiliates that enabled DMS to provide contract sales services for larger imaging systems, patient monitoring systems and other select products of Philips’ affiliates, as well as installation and certain post warranty service contracts within a defined customer class and region in the upper Midwest region of the United States.

In connection with entering into the Purchase Agreement, DMS and Philips Electronics North America Corporation (“Philips Healthcare”) entered into an agreement pursuant to which DMS would continue, until January 31, 2018, to provide installation and warranty services pursuant to that certain Service Agreement effective April 1, 2014 included as Schedule C to that certain Consolidated Agreement, dated April 1, 2014, as amended on June 9, 2015, between Philips Healthcare and DMS.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, which will be included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 7.01.	Regulation FD Disclosure

On December 27, 2017, the Company issued a press release relating to the Transaction. A copy of the press release is furnished as Exhibit 99.1 attached to this Form 8-K and incorporated into this item 7.01 by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:    December 27, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 27, 2017.